AMENDMENT NO. 3 TO

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT

     This Amendment No. 3 dated as of ________, 2000, is entered into by ENDEAVOR MANAGEMENT CO. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. (now known as PFPC Inc. ("PFPC")).

         WHEREAS, Endeavor Investment Advisers ("EIA") and Investor Services Group entered into an Amended and Restated Administration Agreement dated as of July 1, 1997 (the "Agreement");

         WHEREAS, EIA, effective January 1, 1999, assigned all of its rights and obligations under the Agreement to the Company;

     WHEREAS, the Company and PFPC wish to amend the Agreement to revise certain Schedules to the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

     I. All references to "First Data Investor Services Group, Inc." and Investor Services Group" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

     II. Schedule A to the Agreement shall be deleted in its entirety and replaced with the attached Schedule A.

     III. Schedule B to the Agreement shall be deleted in its entirety and replaced with the attached Schedule B.

     IIV. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                                     ENDEAVOR MANAGEMENT CO.


                                                     By: ___________________


                                                     PFPC INC.

                                                     By: ___________________


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                                   SCHEDULE A

                         Endeavor Money Market Portfolio

                       Endeavor Asset Allocation Portfolio

                   T. Rowe Price International Stock Portfolio

                        Dreyfus Small Value Cap Portfolio

                  Dreyfus U.S. Government Securities Portfolio

                      T. Rowe Price Equity Income Portfolio

                      T. Rowe Price Growth Stock Portfolio

                        Endeavor Enhanced Index Portfolio

                          Endeavor High Yield Portfolio

                         Endeavor Janus Growth Portfolio

                        Capital Guardian Value Portfolio

                            Jennison Growth Portfolio

                        Capital Guardian Global Portfolio

                     Capital Guardian U.S. Equity Portfolio


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                                   SCHEDULE B

                                  FEE SCHEDULE

The Company shall pay PFPC the following fees for servicing the Existing Portfolios (as hereinafter defined):

o a flat fee of $650,000 per annum, provided that the aggregate net assets of the Existing Portfolios do not exceed $1 billion.

o if the aggregate net assets of the Existing Portfolios exceed $1 billion, PFPC shall also be entitled to receive a fee of .01% of any net assets in excess of $1 billion in addition to the flat fee of $650,000.

o if the aggregate net assets of the Existing Portfolios fall below $850 million, the foregoing fees will be subject to renegotiation.

The "Existing Portfolios" shall consist of Endeavor Money Market Portfolio, Endeavor Asset Allocation Portfolio, T. Rowe Price International Stock Portfolio, Capital Guardian Value Portfolio, Dreyfus Small Cap Value Portfolio, Dreyfus U.S. Government Securities Portfolio, T. Rowe Price Equity Income Portfolio, T. Rowe Price Growth Stock Portfolio, Jennison Growth Portfolio and Endeavor Enhanced Index Portfolio.

In addition the Company shall pay PFPC the following fees for servicing the Endeavor High Yield Portfolio, the Endeavor Janus Growth Portfolio, the Capital Guardian Global Portfolio and the Capital Guardian U.S. Equity Portfolio:

         Flat fee:

$40,000 per fund per annum which will be added to the flat fee of $650,000 per annum.

         Asset Based Fee:

                  An additional fee of .01% on the net assets of the Endeavor High Yield Portfolio, the Endeavor Janus Growth Portfolio, the Capital Guardian Global Portfolio and the Capital Guardian U.S. Equity Portfolio will be charged.

o PFPC shall be entitled to collect all out-of-pocket fees described in Schedule C to the Agreement.